UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/05/2007

O.I. CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-6511

Oklahoma	73-0728053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

151 Graham Road
P.O. Box 9010
College Station, TX 77842
(Address of principal executive offices, including zip code)

(979) 690-1711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2007, the Compensation Committee (the "Committee") of OI Corporation (the "Company") adopted an Executive Incentive Compensation Plan (the "Plan") for the Company's executive officers.

The Plan will be used to determine annual cash bonus and stock option grant awards to the Company's executive officers. For 2008, J. Bruce Lancaster, the Company's Chief Executive Officer, and Donald Segers, the Company's President and Chief Operating Officer, are eligible to participate in the Plan. Under the Plan, the yearly performance of the Company's executive officers beginning in 2008 will be evaluated based on sales growth, pretax earnings as a percentage of sales, and stock price growth, each measured on a year-over-year basis. The Plan weights each metric equally and independently of other factors. For each metric, the Plan establishes a maximum target objective that generally represents performance at the highest level in the industry, based on our review of "peer" companies in our industry. Based upon the performance of the Company measured against the Plan, each executive officer may earn an annual bonus in a range from 0% to 150% of his or her base salary. For example, achievement of 50% of the maximum target objectives in each of the three metrics results in a cash bonus equal to 50% of base salary, achievement of 75% of each of the maximum target objectives in each of the three metrics results in a cash bonus equal to 100% of base salary, and achievement of 100% of the maximum target objectives in all three metrics results in a cash bonus of 150% of base salary. The maximum bonus available under the plan is 150% of base salary, regardless of performance in excess of maximum target objectives. Each executive officer will earn the same percentage bonus under the Plan because the maximum target objectives are each based on Company performance as a whole.

The Plan also provides for an award of options to purchase shares of the Company's common stock. Under the Plan, each executive officer would receive an option to purchase up to 20,000 shares as set forth in his or her employment agreement upon achievement of a combined fifty percent (50%) of the maximum target objectives. Under the Plan, stock options will be granted to each executive officer ratably from 0 to 20,000 shares based on achievement of target objectives. For example, achievement of 10% of the maximum target objectives in each of the three metrics results in stock option grants of 4,000 shares to each executive officer and achievement of 50% of the maximum target objectives in each of the three metrics results in stock option grants of 20,000 shares to each executive officer. The maximum annual stock option grant under the Plan is 20,000 shares per executive officer.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O.I. CORPORATION

Date: November 08, 2007	By:	/s/ J. Bruce Lancaster
J. Bruce Lancaster
CEO & CFO